Exhibit 21.1
Euronet Worldwide, Inc. Subsidiaries

As of December 31, 2015, Euronet's wholly owned subsidiaries were:

▪epay Australia Holdings Pty Ltd, incorporated in Australia
▪epay Australia Pty Ltd, incorporated in Australia
▪HiFX Australia Pty Ltd, incorporated in Australia
▪Pure Commerce Japan Pty Ltd, incorporated in Australia
▪Pure Commerce Pty Limited, incorporated in Australia
▪RIA Financial Services Australia Pty. Ltd., incorporated in Australia
▪Euronet Middle East W.L.L., incorporated in Bahrain
▪RIA Envia Financial Services Belgium SPRL, incorporated in Belgium
▪Telecom Net S.A. Logistica Digital, incorporated in Brazil
▪Gescoro Inc., incorporated in Canada
▪HiFX Canada Inc., incorporated in Canada
▪RIA Telecommunications of Canada Inc., incorporated in Canada
▪XE Corporation Inc., incorporated in Canada
▪XE Money Transfers Inc., incorporated in Canada
▪X-Rates.com Inc., incorporated in Canada
▪XE.com Inc., incorporated in Canada
▪Ria Chile Servicios Financieros SpA, incorporated in Chile
▪epay (Shanghai) Technology Development Co., Ltd. d.b.a. epay China, incorporated in China
▪EFT-Usluge d.o.o., incorporated in Croatia
▪Euronet Services, Spol. s r.o., incorporated in the Czech Republic
▪RIA Financial Services, Denmark ApS, incorporated in Denmark
▪RIA de la Hispaniola, C.porA, incorporated in Dominican Republic
▪Euronet Middle East, Africa & Pakistan LLC, incorporated in Egypt
▪RIA de Centroamerica, S.A. de C.V., incorporated in El Salvador
▪epay Digital SAS, incorporated in France
▪RIA France SAS, incorporated in France
▪cadooz GmbH, incorporated in Germany
▪cadooz rewards GmbH, incorporated in Germany
▪Delta Euronet GmbH, incorporated in Germany
▪RIA Deutschland GmbH, incorporated in Germany
▪RIA Envia Financial Services GmbH, incorporated in Germany
▪transact Elektronische Zahlungssysteme GmbH, incorporated in Germany
▪Euronet Card Services S.A., incorporated in Greece
▪Euronet Prepaid Hellas Ltd., incorporated in Greece
▪Euronet Asia Holdings Limited, incorporated in Greece
▪Euronet Banktechnikai Szolgaltato Kft., incorporated in Hungary
▪Euronet Services Kft., incorporated in Hungary
▪Euronet Services India Pvt. Ltd., incorporated in India
▪RIA Money Transfer Services Pvt. Ltd., incorporated in India
▪RIA Financial Services Ireland Limited, incorporated in Ireland
▪Pure-Commerce Ltd, incorporated in Isle of Man
▪Euronet Pay & Transaction Services S.R.L., incorporated in Italy
▪RIA Italia S.R.L., incorporated in Italy
▪Pure Commerce Korea YH, incorporated in Korea
▪Euronet Services Malaysia Sdn. Bhd., incorporated in Malaysia
▪IME (M) Sdn Bhd, incorporated in Malaysia
▪Ria Money Transfer, S.A. de C.V., incorporated in Mexico
▪EFT Services Holding B.V., incorporated in Netherlands
▪RIA Financial Services Netherlands B.V., incorporated in Netherlands
▪RIA Netherlands Holding B.V., incorporated in Netherlands
▪Currency Online Limited, incorporated in New Zealand
▪DFX Limited, incorporated in New Zealand
▪epay New Zealand Limited, incorporated in New Zealand
▪HiFX Limited, incorporated in New Zealand

▪RIA Financial Services New Zealand Limited, incorporated in New Zealand
▪RIA Financial Services Norway AS, incorporated in Norway
▪Euronet Polska Spolka z o.o., incorporated in Poland
▪IME (Portugal), LDA, incorporated in Portugal
▪RIA Financial Services Puerto Rico, Inc., incorporated in Puerto Rico
▪Euronet Services S.R.L., incorporated in Romania
▪Euronet Services O.O.O., incorporated in Russia
▪Euronet Services d.o.o., incorporated in Serbia
▪Pure Commerce (S) Pte. Ltd., incorporated in Singapore
▪Pure Commerce Shared Service Pte. Ltd., incorporated in Singapore
▪Pure Processing Pte. Ltd., incorporated in Singapore
▪Euronet Services Slovakia, spol. s r.o., incorporated in Slovakia
▪Euronet Business Holdings, S.L.U., incorporated in Spain
▪Euronet Telerecarga, S.L.U., incorporated in Spain
▪RIA Payment Institution EP, S.A.U., incorporated in Spain
▪RIA Spain Holdings S.L.U., incorporated in Spain
▪RIA Financial Services Sweden AB, incorporated in Sweden
▪Euronet Services Schweiz GmbH, incorporated in Switzerland
▪RIA Financial Services GmbH, incorporated in Switzerland
▪Euronet Elektronik Islem Hizmetleri Limited Sirketi, incorporated in Turkey
▪Ria Turkey Ödeme Kuruluºu Anonim ªirketi, incorporated in Turkey
▪"Euronet Ukraine" Limited Liability Company, incorporated in Ukraine
▪epay Digital Middle East FZ-LLC, incorporated in United Arab Emirates
▪121 Payments Limited, incorporated in United Kingdom
▪ATX Software Ltd, incorporated in United Kingdom
▪EIM (FX) Limited, incorporated in United Kingdom
▪e-pay Holdings Ltd, incorporated in United Kingdom
▪epay Ltd, incorporated in United Kingdom
▪Euronet (London) UK Holdings Limited, incorporated in United Kingdom
▪Euronet 360 Finance Limited, incorporated in United Kingdom
▪Euronet Payment Services Ltd, incorporated in United Kingdom
▪HiFM Holdings Limited, incorporated in United Kingdom
▪HiFM Limited, incorporated in United Kingdom
▪HiFX Europe Ltd, incorporated in United Kingdom
▪HiFX Mortgage Services Limited, incorporated in United Kingdom
▪IME UK Limited, incorporated in United Kingdom
▪Omega Logic Ltd, incorporated in United Kingdom
▪RIA Financial Services Ltd, incorporated in United Kingdom
▪TBK (FM) Limited, incorporated in United Kingdom
▪Continental Exchange Solutions, Inc., incorporated in Delaware, U.S.A.
▪Continental Payment Solutions, Inc., incorporated in California, U.S.A.
▪EFT Americas, Inc., incorporated in Delaware, U.S.A.
▪Euronet Pakistan Holdings Inc., incorporated in Delaware, U.S.A.
▪Euronet USA, LLC, incorporated in Arkansas, U.S.A.
▪PaySpot, Inc., incorporated in Delaware, U.S.A.
▪RIA Envia, Inc., incorporated in Delaware, U.S.A.
▪RIA Telecommunications of New York, Inc., incorporated in New York, U.S.A.
▪Telecomnet LLC, incorporated in Delaware, U.S.A.

As of December 31, 2015, Euronet also had shareholdings in the following companies that are not wholly owned:

▪	Cashlink Bangladesh Ltd., incorporated in Bangladesh, of which 10% is owned by EFT Services Holding B.V.

▪	Electronic Transactions Network Ltd., incorporated in Bangladesh, of which 100% is owned by Cashlink Bangladesh Ltd.

▪	Euronet ETT (China) Co. Ltd., incorporated in China, of which 49% is owned by Euronet Asia Holdings Limited

▪	Jiayintong (Beijing) Technology Development Co. Ltd. d.b.a. Euronet China, incorporated in China, of which 75% is owned by Euronet Asia Holdings Limited

▪	PT G4S Euronet Nusantara, incorporated in Indonesia, of which 47.02% is owned by EFT Services Holding B.V.

▪	Euronet Pakistan (Pvt.) Limited, incorporated in Pakistan, incorporated in Pakistan, of which 70% is owned by Euronet Pakistan Holdings, Inc.
▪Euronet Movilcarga S.L., incorporated in Spain, of which 80% is owned by Euronet Telerecarga S.L.U.

▪	ATX Middle East FZC, incorporated in United Arab Emirates, of which 51% is owned by EFT Services Holding B.V.

▪	Universal Solution Providers FZ-LLC, incorporated in United Arab Emirates, of which 51% is owned by EFT Services Holding B.V.